EXHIBIT 10.3

CONFORMED COPY
JOINT DEVELOPMENT AGREEMENT
     THIS JOINT DEVELOPMENT AGREEMENT (this “Agreement”) is made and entered into as of January 31, 2006 (the “Effective Date”) by and between Emdeon Corporation, a Delaware corporation, and Emdeon Practice Services, Inc. (collectively, “Emdeon”) and WebMD Health Corp., a Delaware corporation (the “Company”).
RECITALS
     WHEREAS, Emdeon offers an Electronic Medical Record product (the “EMR Product”) to physician practices; and
     WHEREAS, the Company provides a Personal Health Record product (the “PHR Product”) to its clients, their eligible employees and their dependents.
     WHEREAS, the Company and the Emdeon desire to identify potential joint development opportunities regarding these product areas.
     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
                    SECTION 1. Joint Development
     (a)           Within thirty (30) days of the execution of this Agreement, Emdeon and the Company shall create a joint task force (the “Joint Task Force”) to explore potential opportunities for leveraging Emdeon assets in the area of EMR Products and the Company’s assets in the areas PHR Products. Within ninety (90) days of the execution of this Agreement, the parties will seek to agree to an integration plan (which complies with applicable law and privacy and security requirements) for integrating the PHR Product and the EMR Product so as to enable patients and physicians to communicate more effectively (the “Integration Plan”). The parties will work to attempt to integrate the Company’s PHR with Emdeon’s clinical products to allow users of PHR services to import information from the EMR, and to allow Practice Service users to import information from the Company’s PHR. To the extent that Emdeon Practice Services, Inc. desires to integrate its product with a PHR, Practice Services agrees to do so through the Company.
     (b)           As between Emdeon and the Company, each party will be responsible for funding its own organization’s development requirements and implementation costs for its portion of the Data Integration Plan and the Joint Task Force.

                    SECTION 2.Ownership/TradeMarks/ServiceMarks
     (a)           As between the Company and Emdeon, each party retains all its right, title and interest in each of its products. Nothing in this Agreement shall limit or restrict in any way either party hereto from engaging in any business activities or developing any products, except that each party shall be bound by its confidentiality obligations contained herein as they relate to Confidential Information.
     (b)           Subject to the terms and conditions of this Agreement, Company hereby grants to Emdeon a non-exclusive worldwide right and license to use the trade names, trademarks, logos and service marks owned by the Company (and/or the Company’s suppliers, subsidiaries or affiliates, as applicable) (the “Company Marks”) in the form provided to Emdeon by the Company solely for use in marketing activities and solely to the extent necessary to perform Emdeon’s obligations under this Agreement. Title to and ownership of all the Company Marks shall remain entirely with the Company and use of the Company Marks shall be in conformance with applicable trademark usage policies established by Company and provided to Emdeon from time to time. The license granted by Company to Emdeon hereunder shall automatically and immediately terminate upon the expiration or termination of this Agreement except as otherwise set forth herein.
     (c)           Subject to the terms and conditions of this Agreement, Emdeon hereby grants to the Company a non-exclusive worldwide right and license to use the trade names, trademarks, logos and service marks owned by Emdeon (and/or Emdeon’s suppliers, subsidiaries or affiliates, as applicable) (the “Emdeon Marks”) in the form provided to the Company by Emdeon solely for use in marketing activities and solely to the extent necessary to perform the Company’s obligations under this Agreement. Title to and ownership of all Emdeon Marks shall remain entirely with Emdeon and use of the Emdeon Marks shall be in conformance with applicable trademark usage policies established by Emdeon and provided to the Company from time to time. The license granted by Emdeon to the Company hereunder shall automatically and immediately terminate upon the expiration or termination of this Agreement except as otherwise set forth herein.
                    SECTION 3. Term; Termination
     (a)           Initial Term. The term of this Agreement shall commence on Effective Date and shall remain in effect for a period of five (5) years from the Effective Date, unless sooner terminated in accordance with the provisions of Section 3(b) or 3(c).
     (b)           Termination for breach. In the event either party materially breaches this Agreement and fails to cure such breach within ninety (90) days following receipt of written notice describing in reasonable detail the facts and circumstances concerning the breach, the other party may terminate this Agreement. Notwithstanding the foregoing, if Emdeon alleges a breach by the Company of this Agreement and the Company disputes such allegations of breach, Emdeon agrees to continue to perform its obligations hereunder until such dispute is resolved by the parties or by a determination through arbitration as provided in Section 5, without prejudice to all remedies available to the Company.

          (c)Termination by the Company. At any time during the term of this Agreement, Company may, in its sole discretion and with or without cause, terminate the Agreement, upon at least ninety (90) days written notice from the Company.
                    SECTION 4. CONFIDENTIAL INFORMATION
     (a)           “Confidential Information” means any confidential, trade secret or other proprietary information disclosed by one party to the other under or in connection with this Agreement, except for information that: (i) is already known to the receiving party without restriction at the time received from the disclosing party, (ii) is developed by the receiving party independent of the receiving party’s Confidential Information; (iii) is obtained from a source other than the disclosing party not known to be subject to an obligation of confidentiality and without breach of this Agreement; (iv) is in the public domain when received, or thereafter enters the public domain through no fault of the receiving party; (v) is lawfully required to be disclosed to any governmental agency or is otherwise required to be disclosed by law, provided that, before making such disclosure, the receiving party shall give the disclosing party an adequate opportunity to interpose an objection or take action to assure confidential handling of such Confidential Information. Confidential Information also includes Individual Information (as described below).
     (b)           The receiving party shall: (i) not disclose the Confidential Information to any third party, other than its employees, agents or independent contractors who are bound, in writing, by similar confidentiality obligations and who have a need to know such Confidential Information, (ii) not use the Confidential Information in any fashion except for purposes of performing this Agreement, and (iii) take steps consistent with its protection of its own confidential and proprietary information (but in no event exercise less than reasonable care) to prevent unauthorized disclosure of the Confidential Information.
     (c)           In the performance of this Agreement, Emdeon and the Company and their employees, subcontractors, and other agents may have access to certain Confidential Information of each other’s respective clients referred to as “Individual Information.” Individual Information includes, but is not limited to, information which, in coded or uncoded format, in whole or in part, relates to patient records or any patient identifiable information, dependents or physicians, including, without limitation, their respective names, addresses, zip codes, social security numbers, drug or medical claims data, or other personal data.
     (d)           Upon the termination or expiration of this Agreement, the parties shall promptly return or destroy all Confidential Information of the other and not retain any copies of the Confidential Information of the other party.
                     SECTION 5. Disclaimers
     (a)           in no event shall the Company or its suppliers or licensors be liable under any theory of liability, however arising, for any costs of cover or for indirect, special, incidental, or consequential damages of any kind arising out of this agreement, even if emdeon has been advised of the possibility of such damages.

     (b)           The Company’s aggregate liability for all damages, losses and causes of action in any way related to this Agreement, whether in contract, tort (including negligence) or otherwise, either jointly or severally, shall not exceed one million dollars ($1,000,000). This section reflects an allocation of risk between the parties, is not a penalty, and shall be exclusive. This section shall apply despite any failure of essential purpose of any limited warranty or remedy.
     (c)           NEITHER COMPANY NOR EMDEON MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (A) REGARDING THE USEFULNESS, ACCURACY, COMPLETENESS, FEASIBILITY, RELIABILITY OR EFFECTIVENESS OF ITS RESPECTIVE SERVICES OR PRODUCTS; OR (B) THE AMOUNT OF SALES THAT MAY BE GENERATED FROM THE OTHER’S PRODUCTS OR SERVICES. WITHOUT LIMITING THE FOREGOING, NEITHER PARTY MAKES ANY REPRESENTATIONS THAT THE OTHER’S USE OF ITS PRODUCTS OR SERVICES WILL BE UNINTERRUPTED OR ERROR FREE. THE EXPRESS WARRANTIES IN SECTION 5(c) ARE IN LIEU OF ALL OTHER WARRANTIES BETWEEN THE PARTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT, AND SUCH WARRANTIES ARE HEREBY DISCLAIMED.
                         SECTION 6. Miscellaneous.
     (a)           Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of the Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.
     (b)           Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Emdeon or, in the case of a waiver, by the party or parties against whom the waiver is to be effective.
     (c)           No waiver. No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     (d)           Notice Generally. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 6(d)):

If to Emdeon:

Emdeon Corporation
Emdeon Practice Services, Inc.
699 River Drive Center 2,
Elmwood Park, NJ 07407
Attn: General Counsel

If to the Company:

WebMD Health Corp.
111 Eighth Avenue
New York, NY 10011
Attn: General Counsel
or at such other address as may be substituted by notice given as herein provided.
               (e)                Successors and Assigns. The obligations of Emdeon in this Agreement shall apply to Emdeon Corporation and its subsidiary, Emdeon Practice Services, Inc. No party shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. In addition, in the event of any sale, transfer, change of control or other disposition, restructuring or reorganization of Emdeon Practice Services, Inc. or its business (including by way of stock sale, by sale of all or substantially all its assets or by any other means or manner or structure) to a third party, such subsidiary and its business shall continue to be subject to the obligations applicable to its business under this Agreement. The Agreement shall remain in effect in accordance with its terms regardless of the percentage ownership, if any, that Emdeon holds of the Company, and regardless of any sale, transfer, change of control or other disposition, restructuring or reorganization of Emdeon Corporation or the Company, or either business thereof (including by way of stock sale, by sale of all or substantially all its assets or by any other means or manner or structure).
     (f)           No Third Party Beneficiaries. No person other than the parties hereto and their successors and permitted assigns are intended or shall be deemed to be a beneficiary of this Agreement.
     (g)           Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
     (h)           Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
                    (i)           In an effort to resolve informally and amicably any claim or controversy arising out of or related to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, each party shall notify the other of any difference or dispute hereunder that requires resolution. Emdeon and the Company shall each designate an executive officer to investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within 30 days after such notification, or such longer time period as they shall agree upon, either party may initiate final and binding arbitration, in accordance with Paragraph (ii) of this Section 6(h) to resolve such matter, which the parties agree is the sole and exclusive procedure for any such dispute, except as otherwise provided therein. All offers, promises, negotiations, conduct and/or statements, whether oral or written, made in the course of the settlement discussions contemplated by this Paragraph (i) by any of the parties, their agents, employees, experts and/or attorneys are, and shall be deemed, confidential, and made executed and delivered solely for the purposes of settlement or compromise, and inadmissible for any purpose, including, without limitation, impeachment, in any arbitration or other proceeding involving the parties or any third parties, or in any court or forum whatsoever, provided however that the use of a statement or information as contemplated in a settlement under this Paragraph (i) that would be admissible or discoverable shall not be rendered inadmissible or non-discoverable solely as a result of such use.
                    (ii)           The following process shall be followed if, and after, the informal procedures in Paragraph (i) above do not result in a resolution of the matter. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate (collectively, a “Claim”), shall be determined by binding arbitration in New York, New York before three arbitrators. The arbitration shall be administered (including selection of the arbitrators) by JAMS (www.jamsadr.com) pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction permitted under the terms of this Section 6(h). In the event of any Claim under this Agreement or the enforcement of any right under this Agreement by either party, regardless of whether the Company or Emdeon prevails, Emdeon hereby agrees that Emdeon shall be responsible for all its own and all of the Company’s costs and expenses relating thereto, including the reasonable attorneys fees and expenses of Emdeon’s attorneys and other professionals it may retain and the reasonable fees and expenses of the Company’s attorneys and other professionals that the Company retains. In addition, the arbitrators will have authority to award special, punitive, exemplary, consequential, incidental or indirect losses or damages and authority to award a party, subject to the foregoing sentence regarding Emdeon’s obligation for fees, costs and expenses, regardless of the prevailing party. The parties hereby agree to submit to the exclusive personal and subject matter jurisdiction and to the venue of the Supreme Court of the State of New York, County of New York, for all purposes associated with this Agreement, including the agreement to arbitrate, enforcing the agreement to arbitrate, and seeking provisional relief pending award and entering judgment upon the award. Nothing contained in this Section shall preclude the arbitrators from granting, where appropriate, injunctive or other provisional relief pending a final award. Notwithstanding the provisions of Section 6, either party may pursue any provisional remedy (including but limited to preliminary injunctive relief) to either restrain or mandate certain conduct in the courts designated in this Section. The parties shall have the right to obtain such provisional injunctive relief from a court of law designated in this Section pending the determination and award in the arbitration proceeding. In the event that the Company seeks provisional injunctive relief pursuant to this section from the court designated herein, then Emdeon agrees that it may not request nor may the court require any bond or other security to be posted by the Company to secure the requested injunctive relief, provided that Emdeon retains any rights it may have to oppose the injunctive relief on any other grounds. If JAMS is no longer available or is unwilling to accept the designation provided hereunder, the parties shall mutually agree upon a substitute professional neutral administrator to replace JAMS.
     (I)           Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
     (j)           Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
     (k)           Independent Contractors. The parties hereto are independent contractors engaged in the operation of their own respective business. Neither party is, or is to be considered as, the agent or employee of the other for any purpose whatsoever. Neither party has the authority to enter into contracts or assume any obligations for the other party or make any warranties or representations on behalf of the other party. Nothing in this agreement shall be construed to establish a relationship or joint venturers between the parties.
     (l)           Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.
     (m)           Construction. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereto hereby waive the benefit of any rule of law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

EMDEON CORPORATION
By:	/s/ Kevin M. Cameron
	Name:	Kevin M. Cameron
	Title:	Chief Executive Officer

EMDEON PRACTICE SERVICES, INC.
By:	/s/ Michael Glick
	Name:	Michael Glick
	Title:	Senior Vice President

WEBMD HEALTH CORP.
By:	/s/ Wayne T. Gattinella
	Name:	Wayne T. Gattinella
	Title:	Chief Executive Officer